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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

1. Western Energy Management, Inc. ("WEM") is a Delaware corporation and is a wholly-owned subsidiary of the Company.

2. Onsite Energy Services, Inc. ("OES") is a Kansas corporation and is a wholly-owned subsidiary of the Company.

3. Onsite/Midstates, Inc. ("OMS") is a Kansas corporation and is a wholly-owned subsidiary of OES, which is a wholly-owned subsidiary of the Company.

4. SYCOM ONSITE Corporation ("SO Corporation") is a Delaware corporation and is a wholly-owned subsidiary of the Company.

5. Onsite Energy de Panama, S.A. is a Panamanian corporation and is wholly-owned subsidiary of the Company.

6. REEP Onsite, Inc. ("REEP") is a Delaware corporation and is a wholly-owned subsidiary of the Company.

7. ERSI Onsite, Inc. ("ERSI") is a Delaware corporation and is a wholly-owned subsidiary of the Company.

8. Energy Nexus Group, Inc. ("ENG") is a California corporation and is a wholly-owned subsidiary of the Company.